EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

     The undersigned and each other person executing this joint filing agreement (this “Agreement”) agree as follows:

     The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

* * * * * *

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth opposite their name.

Date: July 2, 2002

AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND III, L.P.

By:	American Industrial Partners III, L.P.
Its:	General Partner

By:	American Industrial Partners III Corporation
Its:	General Partner

By:	/s/ W. RICHARD BINGHAM

Name: W. Richard Bingham
Title: President

AMERICAN INDUSTRIAL PARTNERS III, L.P.

By:	American Industrial Partners III Corporation
Its:	General Partner

By:	/s/ W. RICHARD BINGHAM

Name: W. Richard Bingham
Title: President

AMERICAN INDUSTRIAL PARTNERS III CORPORATION

By:	/s/ W. RICHARD BINGHAM

Name: W. Richard Bingham
Title: President

By:	/s/ W. RICHARD BINGHAM

W. Richard Bingham